Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Penns Woods Bancorp, Inc. of our reports dated March 10, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Penns Woods Bancorp, Inc., appearing in the Annual Report on Form 10-K of Penns Woods Bancorp, Inc. for the year ended December 31, 2019.

Cranberry Township, Pennsylvania
May 28, 2020